EXHIBIT 16.1

                          PENDER NEWKIRK & COMPANY LLP

March 29, 2007

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated March 29, 2007, of Industrial Electric Services, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our dismissal and our audits for the years ended December 31, 2005 and 2006, and our reviews of interim financial statements.

Very truly yours,


/s/ PENDER NEWKIRK & COMPANY LLP
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Pender Newkirk & Company LLP
Certified Public Accountants
Tampa, Florida